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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF CASTLEWOOD HOLDINGS LIMITED
                               AS OF MAY 23, 2006

The following table lists each subsidiary of Castlewood Holdings Limited indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

                                                                                               % OF VOTING
NAME                                                                                            SECURITIES         JURISDICTION
----                                                                                            ----------         ------------
Castlewood Holdings Limited                                                                           50%           Bermuda

      A.  Castlewood Limited                                                                         100%           Bermuda
           1)  Castlewood (EU) Holdings Ltd.                                                         100%           England
               a)  Castlewood (EU) Ltd.                                                              100%           England
               b)  Cranmore Adjusters Limited                                                        100%           England
                    i)  Hurstcourt Underwriting Review                                               100%           England
           2)  Castlewood Brokers Limited                                                            100%           Bermuda
           3)  Cranmore (Bermuda) Ltd.                                                               100%           Bermuda
           4)  Bantry Holdings Ltd.                                                                   50%           Bermuda
               a)  Blackrock Holdings Ltd.                                                            30%           Bermuda
                    i)  Kinsale Brokers Limited                                                      100%           England
           5)  Denman Holdings Limited                                                               100%           Barbados

      B.  Kenmare Holdings Limited                                                                   100%           Bermuda
           1)  Fitzwilliam (SAC) Insurance Limited                                                   100%           Bermuda
           2)  Revir Limited                                                                         100%           Bermuda
               a)  River Thames Insurance Company                                                    100%           England
               b)  Overseas Reinsurance Corporation Limited                                          100%           Bermuda
               c)  Regis Agencies Limited                                                            100%           England
           3)  Hudson Reinsurance Company Limited                                                    100%           Bermuda
           4)  Harper Holding Sarl                                                                   100%           Luxembourg
               a)  Harper Insurance Limited                                                          100%           Switzerland
               b)  Harper Financing Limited                                                          100%           England
               c)  Castlewood Holdings (US) Inc.                                                     100%           Delaware
                     i)   Castlewood (US) Inc.                                                       100%           Delaware
                     ii)  Cranmore (US) Inc.                                                         100%           Delaware
                     iii) Castlewood Investments, Inc.                                               100%           Delaware
           5)  Mercantile Indemnity Company Ltd.                                                     100%           England
           6)  Longmynd Insurance Company Ltd.                                                       100%           England
           7)  Fieldmill Insurance Company Ltd.                                                      100%           England
           8)  Virginia Holdings Ltd.                                                                100%           Bermuda
           9)  Oceania Holdings Ltd.                                                                 100%           Bermuda

      C.  Hillcot Holdings Limited                                                                  50.1%           Bermuda
           1)  Hillcot Reinsurance Limited                                                           100%           England
               a)  Hillcot Underwriting Management                                                   100%           England
                 b)  Hillcot Management Services Limited                                             100%           England
           2)   Bramption Insurance Company Limited                                                  100%           England

B.H. Acquisition Ltd.(1)                                                                              45%           Bermuda
      A.  Brittany Insurance Company Ltd.                                                            100%           Bermuda
      B.  Paget Holdings GmbH                                                                        100%           Austria
           1)  Compagnie Europeene d'Assurances Industrielles SA                                    99.9% (2)       Belgium

(1) Castlewood Holdings Limited currently holds a 45% economic interest and 33% voting interest in BH Acquisition Ltd. Following the recapitalization and merger, BH Acquisition Ltd. will be an indirect wholly-owned subsidiary of New Enstar.

(2) The remaining 0.1% of the company's voting securities is owned directly by Brittany Insurance Company Ltd.